EXHIBIT 32.1

Philip J. Koning, Co-Chief Executive Officer of Macatawa Bank Corporation, Ronald L. Haan, Co-Chief Executive Officer of Macatawa Bank Corporation and Jon W. Swets, Senior Vice President and Chief Financial Officer of Macatawa Bank Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Macatawa Bank Corporation.

Dated: August 10, 2009

/s/ Philip J. Koning —————————————— Philip J. Koning Co-Chief Executive Officer

/s/ Ronald L. Haan —————————————— Ronald L. Haan Co-Chief Executive Officer

/s/ Jon W. Swets —————————————— Jon W. Swets Chief Financial Officer